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                                                                   EXHIBIT 21

                             AVATEX CORPORATION
                     SUBSIDIARIES OF THE CORPORATION
                            AS OF APRIL 30, 1998

All subsidiaries are 100% owned except where otherwise indicated:

          Davenport, Inc. (Delaware)
          Intergroup Services, Inc. (Delaware)
          M&A Investments, Inc. (Delaware)
          National Aluminum Corporation (Delaware)
          National Intergroup Realty Arlington , Inc. (Delaware) National Intergroup Realty Corporation (Delaware)
                   National Intergroup Realty Riva, Inc. (Delaware) National Intergroup Realty Development, Inc. (Delaware) National Intergroup Realty Funding, Inc. (Delaware) National Intergroup Ventures, Inc. (Delaware)
          Natmin Development Corporation (Delaware)
          NII Health Care Corporation (Delaware)
          Oceanside Enterprises, Inc. (Delaware)
          Riverside Insurance Co., Ltd. (Bermuda)
          Starcom International, Inc. (Delaware) (80%)
          US HealthData Interchange, Inc. (Delaware)
          Xetava Corporation (Delaware)

The following subsidiaries are in Chapter 7 bankruptcy proceedings (except for FoxMeyer Funding, Inc.):

          FoxMeyer Corporation (Delaware)
                 FoxMeyer Drug Company (Delaware)
                        FoxMeyer Funding, Inc. (Delaware)
                        Health Mart, Inc. (Colorado)
                 FoxMeyer Software, Inc. (Delaware) (80%)
                 Healthcare Transportation System, Inc. (Delaware) Merchandise Coordinator Services Corporation (Delaware)